LONDON WITTE &
                                                  COMPANY, P.A.






September 26, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We have read Item 4 of Form 8-K dated October 2, 2000, for International Cosmetics Marketing Co. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to disagree with other statements of the registrant contained therein.

Sincerely,





London Witte & Company, P.A.